Exhibit 99.1




For Immediate Release
---------------------


                                                     For More Information:
                                                     Dr. Dana E. Putnam
                                                     Balchem
                                                     845-326-5693 Phone
                                                     dputnam@balchem.com
                                                     www.balchem.com



                               Balchem Introduces
                             Rumen-Protected Lysine

New Hampton, New York. October 8, 2008. Balchem Corporation (NASDAQ: BCPC) announced that the first proven rumen-protected lysine for use in dairy rations was introduced by the Animal Nutrition and Health Division of Balchem at the World Dairy Expo in Madison, Wisconsin.

         "AminoShure(TM)-L gives nutritionists and dairy producers a long awaited source of rumen-protected lysine," says Dr. Dana Putnam, Vice President and General Manager of Balchem's Animal Nutrition and Health Division. "It provides the industry with a precise and consistent source of lysine that can be used in concert with or replacement of typical feed sources of lysine which are often inadequate or inconsistent sources of lysine.

         "AminoShure(TM)-L permits ration formulations that more closely approximate an animal's lysine requirements without the excesses of crude protein that typically accompany lysine in conventional feed ingredients. This opens the door to higher milk production with desired milk component levels and, equally important, to less nitrogen excreted as waste."

         Research has clearly shown that limitations in lysine supply to a dairy cow will limit milk component levels and milk production. Cows typically are unable to synthesize adequate quantities of lysine to fully meet nutritional requirements and most protein supplements contain insufficient lysine for cows. Despite years of research and development, the dairy industry has lacked a practical and consistent tool to effectively meet the lysine demands of cows, until now.

           Balchem's position as the global leader in nutrient delivery technology, including over 100 different encapsulated products for animal, human and industrial markets, uniquely positions it to solve this type of challenge. AminoShure-L, which is the culmination of an intensive six year research program, benefiting from Balchem's growing proprietary encapsulation technology, successfully bypasses the rumen and reaches the small intestine, where it is readily released and absorbed.

Segment Information

Balchem Corporation consists of three business segments: ARC Specialty Products; Food, Pharma and Nutrition; and Animal Nutrition and Health. Through ARC Specialty Products, Balchem provides specialty-packaged chemicals for use in healthcare and other industries. The Food, Pharma and Nutrition segment provides proprietary micro encapsulation, granulation and agglomeration solutions to a variety of applications in the human food, pharmaceutical and nutrition marketplaces. The Animal Nutrition and Health segment manufactures and supplies products, including encapsulated ingredients, Keyshure (TM) organic trace minerals and animal grade choline to numerous animal health markets and certain derivative products into industrial applications.

Forward Looking Statements

This release contains forward-looking statements, which reflect Balchem's expectation or belief concerning future events that involve risks and uncertainties. Balchem can give no assurance that the expectations reflected in forward looking statements will prove correct and various factors could cause results to differ materially from Balchem's expectations, including risks and factors identified in Balchem's annual report on Form 10-K for the year ended December 31, 2007. Forward-looking statements are qualified in their entirety by the above cautionary statement. Balchem assumes no duty to update its outlook or other forward-looking statements as of any future date.